Exhibit 99.1

First Foundation Announces Increase in Availability Under Loan Agreement

April 9, 2018--IRVINE, Calif.--(BUSINESS WIRE)--First Foundation Inc. (NASDAQ: FFWM), a financial services company with two wholly-owned operating subsidiaries, First Foundation Advisors and First Foundation Bank (“FFB”), today announced that it entered into a Second Amendment which amends the Loan Agreement, dated as of February 8, 2017, which was subsequently amended by the First Amendment to Loan Agreement, dated as of May 18, 2017, with NexBank SSB, a Texas savings bank, to increase the maximum amount available under the borrowing arrangement by $25,000,000, after which the maximum principal available under the borrowing arrangement is $75,000,000. No other changes were made in the terms under this Loan Agreement.

About First Foundation

First Foundation, a financial institution founded in 1990 provides private wealth management, personal banking, and business banking. The Company has offices in California, Nevada, and Hawaii with headquarters in Irvine, California. For more information, please visit www.ff-inc.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding our future credit availability and financial flexibility. Forward looking statements are based on management’s current expectations as of the date of this news release and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results to differ materially from the statements contained herein. For additional information concerning risks, uncertainties and other factors that may cause our actual results to differ from those anticipated in the forward-looking statements, and risks to our business in general, please refer to our 2017 Annual Report on Form 10-K for the fiscal year ended December 31, 2017 that we filed with the SEC on March 16, 2018, and other documents we file with the SEC from time to time. We disclaim any obligation to update forward-looking statements contained in this news release or in the above-referenced 2017 Annual Report on Form 10-K, whether as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

Contact:

First Foundation Inc.

John Michel

Chief Financial Officer

949-202-4160

jmichel@ff-inc.com